Exhibit 10.1

PROMISSORY NOTE

1.		DEFINED TERMS. As used in this Promissory Note, the following terms shall have the following meanings:

1.1. Borrower: Whitestone Centers LLC, a Texas limited liability company, its successors and assigns.

1.2. Lender: Sun Life Assurance Company of Canada, a Canadian corporation, together with other holders from time to time of this Note.

1.3. Guarantor: Whitestone REIT, a Maryland real estate investment trust.

1.4. Principal Sum: $3,133,750.00.

1.5. Monthly Payment: $23,604.86.

1.6. Date of Disbursement: February 3, 2009.

1.7. Interest Rate: 6.63% per annum.

1.8. Default Rate: the Interest Rate plus five percent (5%) per annum, but in no event greater than the maximum lawful rate of interest.

1.9. Maturity Date: March 1, 2014.

1.10. Amortization Period: Twenty (20) years from the Interest Only Payment Date.

1.11. Interest Only Payment Date: March 1, 2009, being the first day of the first month after the Date of Disbursement.

1.12. First Payment Date: April 1, 2009, being the first day of the second month after the Date of Disbursement.

	1.13. Lender's Payment Address:	Sun Life Assurance Company of Canada
c/o Kinghorn Driver Hough & Co.
1300 Post Oak Blvd., Suite 1200
Houston, Texas 77056

1.14. Permitted Prepayment Period: the period commencing on Date of Disbursement and ending on the Maturity Date, subject to and in accordance with the provisions of Paragraphs 12 and 13 of this Note.

1.15.    Mortgage:  a Deed of Trust and Security Agreement of even date with this Note from Borrower to, or for the benefit of, Lender, which secures Borrower's obligations hereunder, and which covers property in Harris County, Texas, and all modifications or amendments thereto or extensions thereof.

1.16. Loan Documents, Insurance Proceeds, Laws, Taking Proceeds, Secured Debt, Property, and Event of Default: shall have the same meanings as in the Mortgage.

2.
DEBT.  For value received, Borrower promises to pay to the order of Lender, the Principal Sum with interest on unpaid principal from the Date of Disbursement at the Interest Rate. Interest shall be calculated on a 360-day year of twelve 30-day months.

3.
PAYMENTS. Borrower shall pay the Monthly Payment to Lender commencing on the First Payment Date and continuing on each monthly anniversary thereof until the Maturity Date. If a payment date is a non-business day, the Monthly Payment shall be due on the next business day.  On the Interest Only Payment Date, Borrower shall pay the interest then due and accrued from the Date of Disbursement.

On the Maturity Date, Borrower shall pay to Lender the entire then unpaid balance of principal and interest.  Lender shall have no obligation, express or implied, to refinance the “balloon payment” then due.

All payments shall be made in lawful money of the United States of America, in immediately available funds, at Lender's Payment Address, or at such other place as Lender may from time to time designate in writing.

4.
LATE CHARGE AND ADDITIONAL INTEREST. Borrower recognizes that if it does not make the Monthly Payments when due, Lender will incur additional administrative expenses in servicing the loan, will lose the use of the money due and will be frustrated in meeting its other financial and loan commitments.  Lender and Borrower acknowledge that different methods could be used to calculate Lender's actual damages if the Monthly Payment is not made when due. To avoid disputes over which method shall apply, Borrower agrees that a late charge equal to four percent (4%) of each Monthly Payment which is not made when due is a reasonable method for calculating said damages.  Borrower shall pay such late charge to Lender immediately after the due date for each Monthly Payment which is not made when due.  The payment of such late charge shall not affect Lender's other rights and remedies under this Note and the other Loan Documents.

All expenditures by Lender pursuant to the Loan Documents, other than advances of the Principal Sum, which are not reimbursed by Borrower immediately upon demand; all amounts remaining due and unpaid after the Maturity Date; and any amounts due and unpaid after an Event of Default (including late charges) shall bear interest at the Default Rate until such amounts are paid to Lender. Such payments shall be in addition to the late charge described above.

5.
APPLICATION OF PAYMENTS.  Unless Lender elects otherwise, all sums received by Lender in payment hereunder shall be applied first to late charges, costs of collection or enforcement, all expenditures made by Lender pursuant to the Loan Documents, and any other similar amounts due, if any, under this Note and the other Loan Documents, then to amounts due pursuant to Paragraph 13 of this Note, then to interest which is due and payable under this Note and the remainder to principal due and payable under this Note.  If an Event of Default has occurred and is continuing, such payments may be applied to sums due hereunder or under the other Loan Documents in any order and combination that Lender may, in its sole discretion, determine.

6.
WAIVERS. Borrower waives presentment for payment, demand, notice of nonpayment, notice of intention to accelerate the maturity of this Note, diligence in collection, commencement of suit against any obligor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, before or after maturity of this Note, with or without notice to Borrower, and agrees that Borrower's liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender.  Borrower consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to any substitution, exchange or release of the collateral for this Note, or any part thereof, with or without substitution of said collateral, and agrees to the addition or release of any guarantor, all whether primarily or secondarily liable, before or after maturity of this Note, with or without notice to Borrower, and without  affecting Borrower's liability under this Note.

7.
NO USURY.  It is the intent of Lender and Borrower in the execution of this Note and all other Loan Documents to contract in strict compliance with applicable usury law.  In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note, or in any other Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither the Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this Paragraph 7 shall control over all other provisions of this Note and any other Loan Documents which may be in apparent conflict herewith.  Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated.  If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest.  In the event that Lender shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.  By execution of this Note, Borrower acknowledges that it believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, Borrower should have reason to believe that such loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have sixty (60) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.  The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

8.
ACCELERATION AND OTHER REMEDIES.  The rights and remedies of Lender are set forth in the other Loan Documents and include, without limitation, the right to declare the Secured Debt, including the principal balance of this Note and accrued interest, immediately due and payable in case of an Event of Default.

9.	JOINT AND SEVERAL LIABILITY. If there is more than one Borrower and/or Guarantor, the obligations and covenants of each Borrower and/or Guarantor shall be joint and several.

10.	AMENDMENTS. This Note may not be changed or amended orally, but only by an agreement in writing, signed by the party against whom enforcement is sought.

11.	GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the state in which the Property is located.

12.
PREPAYMENT.  Borrower shall have no right to prepay, and Lender shall have no obligation to accept tendered payments of, any portion of the unpaid Principal Sum outstanding under this Note prior to the beginning of the Permitted Prepayment Period. Borrower may prepay the entire unpaid Principal Sum (but not any lesser amount) (the “Amount Prepaid”), with accrued interest thereon to the date of prepayment, on any date on which a Monthly Payment is due after the beginning of the Permitted Prepayment Period, upon thirty (30) days' prior written notice to Lender of its intention to prepay, provided that Borrower pays, at the time of prepayment and in addition thereto, the amounts required to be paid pursuant to Paragraph 13 of this Note and all other sums due under this Note and the other Loan Documents. The date fixed for prepayment in such notice shall become the Maturity Date, except that for the purpose of calculating the amounts payable pursuant to Paragraph 13 of this Note, the Maturity Date shall mean the date set forth in Paragraph 1.9 of this Note.

13.
PREPAYMENT INDEMNIFICATION. Borrower shall indemnify Lender against any loss, damage and expense Lender incurs if the unpaid Principal Sum is paid prior to the Maturity Date for any reason except (i) a payment of the entire unpaid Principal Sum, with accrued and unpaid interest, made within ninety (90) days of the Maturity Date or (ii) any application by Lender of Insurance Proceeds or Taking Proceeds to reduction of the Secured Debt pursuant to the other Loan Documents.  Lender and Borrower acknowledge that different methods could be used to calculate Lender's actual damages if the unpaid Principal Sum is paid prior to the Maturity Date. To avoid disputes over which method shall apply, Borrower agrees that the following is a reasonable method to calculate damages in such case, and Borrower shall pay to Lender a prepayment premium in an amount equal to the greater of:

(a) one percent (1%) of the then unpaid Principal Sum; or

(b)
the Discounted Yield Maintenance Prepayment Fee, as hereinafter defined.  For purposes of this Paragraph 13, the term “Treasury Security” shall mean the non-callable U.S. Treasury bill, note or bond having a maturity date most closely equivalent to the Maturity Date.  If more than one such non-callable bill, note or bond matures in the same month as the Maturity Date, the bill, note or bond with a coupon interest rate closest to the Interest Rate shall be the Treasury Security.  For purposes of this Paragraph 13, the term “Treasury Yield” shall mean the per annum yield to maturity of the Treasury Security, as published in the Wall Street Journal on the fifth (5th) business day prior to the date of prepayment.

If the Interest Rate is greater than the Treasury Yield, the difference between the Interest Rate and the Treasury Yield shall be divided by twelve (12) and multiplied by the then unpaid Principal Sum to determine the monthly payment differential.  The present value of the series of monthly payment differentials for the number of whole and partial months from the date of prepayment to the Maturity Date shall be calculated using the Treasury Yield as the discount rate, compounded monthly.  The resulting sum of all the discounted monthly payment differentials shall be the Discounted Yield Maintenance Prepayment Fee.

If the Interest Rate is equal to or less than the Treasury Yield, the prepayment premium shall be one percent (1%) of the then unpaid Principal Sum.

14.
ACCELERATION INDEMNIFICATION. If the Maturity Date is accelerated by Lender because of the occurrence of an Event of Default, Lender will sustain damages due to the loss of its investment.  Borrower therefore agrees to pay, at the time of acceleration, in addition to all other sums due under this Note and the other Loan Documents, as liquidated damages, an acceleration premium in an amount equal to the greater of:

	(a)	three percent (3%) of the then unpaid Principal Sum; or

	(b)	the Discounted Yield Maintenance Prepayment Fee, as defined in Paragraph 13 of this Note.

15.
NONRECOURSE DEBT.  Borrower shall be liable upon the indebtedness evidenced by this Note, for all sums to accrue or to become payable thereon and for performance of all covenants contained in this Note or in any of the other Loan Documents, to the extent, but only to the extent, of Lender's security for the same, including, without limitation, all properties, rights, estates and interests covered by the Mortgage and the other Loan Documents.  No attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the properties, rights, estates and interests described in the Mortgage and the other Loan Documents.  In the event of foreclosure of such liens, mortgages or security interests, by private power of sale or otherwise, no judgment for any deficiency upon such indebtedness, sums and amounts shall be sought or obtained by Lender against Borrower. Subject to the foregoing, nothing herein contained shall be construed to prevent Lender from exercising and enforcing any other remedy relating to the Property allowed at law or in equity or by any statute or by the terms of any of the Loan Documents.

Notwithstanding the foregoing, Borrower shall be personally liable to Lender for:

(a)
any damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees) incurred by Lender due to any of the following: (i) any security deposits of tenants of the Property (not previously applied to remedy tenant defaults) which have not been paid over to Lender; (ii) any rents prepaid by any tenant of the Property more than one (1) month in advance; (iii) any insurance proceeds or condemnation awards received by Borrower and not applied according to the terms of the Mortgage; (iv) accepting Lease termination payments without Lender's prior written consent and direction as to use; (v) repairs to the Property resulting from a casualty not reimbursed by insurance, to the extent insurance coverage for such repairs was required by the Loan Documents; (vi) fraud, material misrepresentation or bad faith on the part of Borrower; (vii) any event or circumstance for which Borrower is obligated to indemnify Lender under the provisions of the Mortgage respecting Hazardous Substances, Contamination or Clean-Up; (viii) waste of the Property by Borrower; (ix) Borrower's failure to pay real estate taxes or other assessments against the Property; (x) Borrower's failure to comply with the Americans with Disabilities Act of 1990, as amended, or any other Laws; or (xi) any failure of Borrower to obtain, or cause to be obtained, any certificate of occupancy required by Laws covering the Property or any portion thereof; and

(b)
all rents, issues and profits from the Property collected by Borrower after an Event of Default has occurred and is continuing or after an event or circumstance has occurred and is continuing which with the passage of time or the giving of notice, or both, would constitute an Event of Default, unless such rents, issues and profits are applied to the normal operating expenses of the Property or to the Secured Debt.

Lender shall not be limited in any way in enforcing the personal liability and obligations of Borrower under the Loan Documents against Borrower, nor shall Lender be limited in any way in enforcing the personal liability and obligations of any guarantor or indemnitor in accordance with the terms of the instruments creating such liabilities and obligations.

16.	SECURITY. This Note is secured by the other Loan Documents and all amendments, modifications, supplements, substitutions, additions, renewals, replacements and extensions thereof.

17.
COLLECTION.  Any check, draft, money order or other instrument given in payment of all or any portion of the Secured Debt may be accepted by Lender and handled by collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Lender except to the extent that actual cash proceeds of such instrument are unconditionally received by Lender and applied to the Secured Debt in the manner elsewhere herein provided.  Acceptance by Lender of actual cash proceeds of less than the total amount of the Secured Debt shall not constitute acceptance of such partial payment in satisfaction of the total amount of the Secured Debt, including, without limitation, the amounts payable to Lender pursuant to Paragraph 13 of this Note.

18.
ATTORNEYS' FEES. Upon any Event of Default, Borrower shall pay all costs incurred by Lender in the course of collection of sums due under this Note or in enforcing any of Borrower's other obligations under the Loan Documents, including, without limitation, reasonable attorneys' fees and expenses, whether or not suit is filed by Lender.

19.
REGISTRATION. This Note shall be deemed to be in registered form at Lender's sole election.  Such election may be made at any time without endorsement of this Note or any other action by Borrower.  Borrower shall recognize any such election and, upon request by Lender, shall cooperate with Lender at Lender's expense to facilitate the consummation of such election.

20.
WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER, ON OR IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE RELATIONSHIP OF BORROWER AND LENDER HEREUNDER OR THEREUNDER.

21.	CAPTIONS. All paragraph and subparagraph captions are for convenience of reference only and shall not affect the construction of any provision herein.

IN WITNESS WHEREOF, this Note has been executed and delivered as of the 3rd day of February, 2009.

[Remainder of page intentionally left blank.
Signature page follows.]

SIGNATURE PAGE OF BORROWER TO PROMISSORY NOTE

WHITESTONE CENTERS LLC,
a Texas limited liability company

By:	Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Whitestone REIT, a Maryland real estate investment trust, its general partner

		By:	/s/ John J. Dee
Name: John J. Dee
Title: Executive Vice President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on January 30, 2009 by John J. Dee, Executive Vice President of Whitestone REIT, a Maryland real estate investment trust, on behalf of said real estate investment trust, in its capacity as general partner of Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership, on behalf of said limited partnership, in its capacity as sole member of Whitestone Centers LLC, a Texas limited liability company, on behalf of said limited liability company.

/s/ Priscilla A. Gonzalez
Notary Public, State of Texas

Priscilla A. Gonzalez
(printed name)

My Commission Expires:
6/18/2011